UNITED STATES BANKRUTPCY COURT
                    SOUTHERN DISTRICT OF FLORIDA
                       WEST PALM BEACH DIVISION

                                                  CASE NO. 04-35435-SHF
IN RE:                                                   Chapter 11
eCom eCom.com, Inc.
Debtor.

                    ORDER APPROVING EMPLOYMENT OF
                    DEBTOR-IN-POSSESSION'S COUNSEL

THIS CAUSE came on before the court upon the Application ("Application") of Debtor-in-Possession for authority to retain counsel, and upon the Affidavit ("Affidavit") of MICHAEL D. SEESE and the firm KLUGER, PERETZ, KAPLAN & BERLIN, P.L. ("KPKB"). Upon the representations that HOWARD J. BERLIN and MICHAEL D. SEESE are duly qualified to practice, that HOWARD J. BERLIN, MICHAEL D. SEESE and the firm of KPKB hold no interest adverse to the estate in the matters upon which they are engaged, that HOWARD J. BERLIN, MICHAEL D. SEESE and the firm of KPKB are disinterested persons as required by 11 U.S.C. Section 327(a), and have disclosed any connections with parties set forth in FRBP 2014, and that their employment is necessary and would be in the best interest of the estate, it is

     ORDERED that the Application is granted; and it is further

     ORDERED that the Debtor-in-Possession is authorized to retain HOWARD J. BERLIN, MICHAEL D. SEESE and the firm of KLUGER, PERETZ, KAPLAN & BERLIN, P.L., on a general retainer, pursuant to 11 U.S.C. sections 327 and 330, on the terms set forth in the Application and Affidavit, effective upon the terms of this Order; and it is further

     ORDERED that KPKB is authorized to receive payment in the amount of $65,000.00 as a retainer ("Retainer") in this case, against which KPKB is authorized to draw fees and costs awarded by this Court; and it is further

     ORDERED that any fees and costs awarded by the Court shall be paid as directed by the Court following full depletion of the Retainer; and it is further

     ORDERED that this Court shall retain jurisdiction to hear and determine all matters arising from implementation of this Order.

ORDERED in the Southern District of Florida on   June 6, 2005


                             /s/ Steven H. Friedman
                             ----------------------
                               STEVEN H. FRIEDMAN
                           United States Bankruptcy Judge

Copies furnished to:
Howard J. Berlin, Esquire, Esquire
United States Trustee's Office
W:\Bankrupt\0273\0143\M0029236.WPD



                   UNITED STATES BANKRUTPCY COURT
                    SOUTHERN DISTRICT OF FLORIDA
                       WEST PALM BEACH DIVISION

                                                  CASE NO. 04-35435-SHF
IN RE:                                                   Chapter 11
eCom eCom.com, Inc.
Debtor.

                             ORDER GRANTING
           DEBTOR'S-IN-POSSESSION'S MOTION FOR AUTHORIZATION TO
                     HIRE CHIEF EXECUTIVE OFFICER

      THIS CAUSE came before the Court on June 6, 2005 upon the scheduled emergency hearing on the Debtor-in-Possession's Motion for Authorization to Hire Chief Executive Officer (the "Motion") and, the Court, having reviewed the file, having reviewed the Motion, having determined that good and sufficient cause exist in support of the relief requested, and being otherwise fully advised in the premises, it is

      ORDERED as follows:

      1.    The Motion is GRANTED.
      2.    The Debtor is authorized to hire Barney A. Richmond as its Chief
Executive Officer at the discretion of the Debtor's Board of Directors.   Mr.
Richmond shall serve without compensation or other benefits and shall waive any claim to an administrative claim pursuant to 11 U.S.C. section 503, unless otherwise ordered by the Court.

      3. The Court retains jurisdiction to implement, interpret, and enforce the terms of this Order.

DONE AND ORDERED in the Southern District of Florida this  June 6, 2006

                             /s/ Steven H. Friedman
                             ----------------------
                               STEVEN H. FRIEDMAN
                           United States Bankruptcy Judge


Copies furnished to:
Michael D. Seese, Esq.
Attorney SEESE is hereby directed to serve conforming copies of this Order upon all parties as previously ordered by this Court.